UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2025

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E Tarpon Ave,

Tarpon Springs, FL 34689

(Address of principal executive offices)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 30, 2025, Alexander Epshinsky, Chief Financial Officer of Allarity Therapeutics, Inc. (the “Company”), resigned from the Company. The resignation was not the result of any disagreement with the Company regarding its operations, policies or practices, including accounting principles, practices or disclosures.

Appointment of Chief Financial Officer

On July 1, 2025, Jeffrey S. Ervin (age 48) was appointed to the office of Chief Financial Officer (“CFO”) of the Company, to serve as the Company’s CFO on a part-time basis.

Prior to joining the Company, Mr. Ervin served as founder and chief executive officer of Sanaregen Vision Therapeutics, Inc., a clinical-stage biopharmaceutical research and development company, in February 2025 to current day in a fractional capacity. From June 2024 to January 2025, Mr. Ervin served in a fractional capacity as co-chief financial officer of DDC Enterprise, Ltd (NYSE: DDC), a consumer food company. From February 2015 and May 2024, Mr. Ervin served as chairman and chief executive officer of IMAC Holdings, Inc., a provider of innovative medical advancements and care specializing in regenerative rehabilitation orthopedic treatments. Mr. Ervin was co-founder of IMAC Holdings, Inc. and led an initial public offering in February 2019 (Nasdaq: BACK). Mr. Ervin earned his M.B.A. from Vanderbilt University. Mr. Ervin currently serves as an independent director of Cingulate, Inc. (Nasdaq: CING), a biopharmaceutical company focused on the development of new product candidates for the treatment of central nervous system.

Mr. Ervin has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Ervin or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Ervin Employment Agreement

In connection with Mr. Ervin’s appointment as Chief Financial Officer of the Company, the Company and Mr. Ervin entered into an Employment Agreement, dated as of July 1, 2025 (the “Employment Agreement”), pursuant to which Mr. Ervin will serve as the Company’s Chief Financial Officer on a part-time basis. The material terms and conditions of the Employment Agreement are summarized below.

The Employment Agreement provides for a $175,000 annual base salary (the “Base Salary”). In the event that the Mr. Ervin’s employment is terminated by the Company as a result of a Change-of-Control (as defined in the Employment Agreement), the Company agreed to provide Mr. Ervin with severance pay in an amount equal to six months’ pay at his final Base Salary rate, payable in the form of salary continuation.

The preceding description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 1, 2025, by and between Allarity Therapeutics, Inc. and Jeffrey S. Ervin.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

Date: July 7, 2025	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

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